                                                                    Exhibit 99.1

This Statement on Form 4 is filed by the Reporting Persons listed below.

Name of Designated Filer: INVUS PUBLIC EQUITIES, L.P.

Date of Event Requiring Statement: June 19, 2018.

Issuer Name: Lexicon Pharmaceuticals, Inc. [LXRX]

INVUS PUBLIC EQUITIES, L.P.

By:   Invus Public Equities Advisors, LLC, its general partner

/s/ Raymond Debbane
-------------------------------
Name: Raymond Debbane
Title: President

ARTAL INTERNATIONAL S.C.A.

By:   Artal International Management S.A., its managing partner

By:   /s/ Anne Goffard
      --------------------------
      Name: Anne Goffard
      Title: Managing Director

INVUS, L.P.

By:   Invus Advisors, L.L.C., its general partner

By:   /s/ Raymond Debbane
      -------------------------
      Name: Raymond Debbane
      Title: President

INVUS ADVISORS, L.L.C.

By:   /s/ Raymond Debbane
      --------------------------
      Name: Raymond Debbane
      Title: President

INVUS PUBLIC EQUITIES ADVISORS, LLC

By:   /s/ Raymond Debbane
      --------------------------
      Name: Raymond Debbane
      Title: President

ARTAL INTERNATIONAL MANAGEMENT S.A.

By:   /s/ Anne Goffard
      --------------------------
      Name: Anne Goffard
      Title: Managing Director

ARTAL GROUP S.A.

By:   /s/ Anne Goffard
      --------------------------
      Name: Anne Goffard
      Title: Authorized Person

WESTEND S.A.

By:   /s/ Pascal Minne
      --------------------------
      Name: Pascal Minne
      Title: Director

STICHTING ADMINISTRATIEKANTOOR
WESTEND

By:   /s/ Pascal Minne
      --------------------------
      Name: Pascal Minne
      Title: Sole Member of the Board

MR. PASCAL MINNE

By:   /s/ Pascal Minne
      --------------------------